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                                                                   EXHIBIT 23(A)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 30, 2001 included in Seven Seas Petroleum Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
October 15, 2001